(English Translation)

July 7, 2008

The Transferor:

PENG Qingqing

The Transferee:

CHINA SAFETECH HOLDINGS LIMITED

Party C:

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Equity Transfer Agreement

of

All Issued Shares

of

Long Top Limited

This Equity Transfer Agreement (the “Agreement”) is entered into by and among the following parties on July 7, 2008:

(1)

PENG Qingqing whose address is Unit B1, 9/F., Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong, with the number of the Identity Card of Hong Kong Special Administrative Region of the People’s Republic of China: V131955(8) (hereinafter referred to as “Transferor”);

(2)

CHINA SAFETECH HOLDINGS LIMITED, a company duly incorporated according to the law of British Virgin Islands, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as  “Transferee”);

(3)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a company duly incorporated according to the law of Delaware, United States, whose address is F13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen (hereinafter referred to as “Party C”);

The Transferor, the Transferee and Party C above shall be individually referred to as a “Party” and collectively referred to as  the “Parties”.

WHEREAS

LONG TOP LIMITED, a limited liability company legally organized and validly existing under the Company Ordinance of Hong Kong, whose information is listed as Exhibit I (hereinafter referred to as “Long Top”), and whose all issued shares are beneficially held by the Transferor.

WHEREAS

Long Top invests and establishes Shenzhen Jin Lin Technology Co., Ltd., a wholly foreign owned company legally organized and validly existing under the laws of People’s Republic of China, whose information is listed as Exhibit III (hereinafter referred to as “Jin Lin”), and whose all shares are beneficially held by Long Top.

WHEREAS

The Transferee desires to purchase from the Transferor and the Transferor desires to transfer to the Transferee 100% issued shares of Long Top. Upon completion of the transfer under this Agreement, the Transferee shall indirectly and fully acquire 100% shares and control power of Jin Lin.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1  Definitions

1.1

Unless otherwise defined in this Agreement, the following terms shall have the meanings indicated as follow:

“Company Ordinance”	means Chapter 32 Company Ordinance of the laws of Hong Kong;

“Shares for Transfer”

means 10,000 common share of Long Top owned by the Transferor to be transferred from the Transferor to the Transferee under this Agreement, constituting 100% issued and outstanding stock of Long Top (for details please refer to Exhibit II - Part A);

“Share Transfer”	means 100% issued shares of Long Top to be transferred from the Transferor to the Transferee under Article 2.1 hereof;

“Balance”	Shall have the meaning prescribed in Article 3.2.1.(1);

“Total Transfer Price”	means total price paid to the Transferor by the Transferee under Article 3.1 hereof;

“Closing Date”	July 7, 2008;

“Accounts of Long Top”	means management and financial statements of Long Top as of May 30, 2008, the copies of which are attached as Exhibit A hereof;

“Jin Lin Accounts”	means management and financial statements of Jin Lin as of May 30, 2008, the copies of which are attached as Exhibit B hereof;

“Business Day and Working Hours”	means the days when banks in Hong Kong normally provide general bank services (excluding Saturday, Sunday and other Hong Kong public holidays) and general working hours;

“PRC”	means People’s Republic of China;

“Hong Kong”	means Hong Kong Special Administrative Region of PRC;

“HKD”	means legal currency of Hong Kong;

“USD”	means legal currency of United States;

“RMB”	means legal currency of PRC.

1.2

In this Agreement:

(i)

Any rule or law involved herein shall include any and all amendments, supplements or reenactments hereof from time to time;

(ii)

Words and terms contained in Company Ordinance shall be interpreted according to definitions stipulated in Company Ordinance except as otherwise defined or stated in this Agreement, however, any amendment or change to Company Ordinance shall be excluded which is not enforced before or on the date to execute this Agreement.

(iii)

All nouns and pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the Parties hereto may require;

(iv)

Hereabove mentioned the parties, descriptions, exhibits, appendices and terms and conditions shall be respectively referred to the parties, descriptions, exhibits, appendices and terms and conditions hereof; and

(v)

The headings and table of contents in this Agreement are provided for reference only and will not affect its construction or interpretation.

Article 2  Share Transfer

2.1

As per stipulations in this Agreement, the Transferor, as the beneficiary owner of all issued and outstanding shares of Long Top (for more details please refer to Exhibit II, Part A,), will transfer such Shares for Transfer to the Transferee (for more details please refer to Exhibit II, Part B). After such transfer, the Transferee will own 100% issued and outstanding shares of Long Top.

2.2

Upon the completion of transaction hereunder, Shares for Transfer shall not be attached with any mortgage, lien or property encumbrances of any form, and Shares for Transfer shall be transferred with all rights attached or accumulated thereto, including all dividends, profits, the investment in Jin Lin by Long Top and relevant benefits accumulated and distributed from the completion date.

Article 3 Transfer Price

3.1

Transfer Price

The Transferor and the Transferee agree that, the Transferor shall transfer to the Transferee Shares for Transfer. In return, the Transferee shall pay to the Transferor Total Transfer Price of RMB68,581,647, consisting of RMB 40,000,000 in cash and shares of Party C which are listed on New York Stock Exchange and whose value is RMB 28,581,647.

3.2

Method of Payment

3.2.1

The Transferee shall pay the Total Transfer Price to the Transferor as follows:

(1)

The Transferee has paid to the Transferor RMB13,000,000 before the Closing Date. The Balance of the cash amounts shall be paid according to the stipulations prescribed by Article 5.2.

(2)

The Transferee (through its parent company, Party C) shall issue restricted shares equal to RMB28,581,647 to the Transferor or its designees within ninety days after the execution date of this Agreement, and the share value shall be calculated based on the average closing price (USD15.5035/share) of twenty trading days before the execution date of this Agreement, which means that the Transferee shall issue 268,870 shares to the Transferor, of which 53,774 shares equal to RMB5,716,329 shall be issued within ninety days after the execution date of this Agreement.  If the shares are issued to LIU Jinzhi, LIU Jingang, and the directors and general manager of Jin Lin, the lock-up period for sales of those shares is two years after the execution date of this Agreement.  The Transferor shall pledge certain shares to the Transferee as provided under Article 5.2 hereof.

3.2.2

The Transferee shall remit the Balance of the cash amounts to the bank account designated by Transferor in accordance with the stipulations by Article 5.2 hereof.  The bank account information will be provided by the Transferor separately.

Article 4  Closing

4.1

The Share Transfer shall be completed on the Closing Date at the place stipulated by both parties in accordance with Exhibit V.

4.2

Terms and conditions to be performed hereof shall remain in force after the Closing Date.

4.3

From the Closing Date, debts and credits and all risks of Long Top and Jin Lin shall be promptly borne by the Transferee (except otherwise undertaken by the Transferor in Exhibit IV).

4.4

From the Closing Date, the Transferee shall have the right to consolidate profits of Long Top and Jin Lin with the Transferee. At the meantime, the Transferee shall have the right to appoint managerial or financial personnel, or authorize to appoint existing personnel of Long Top and Jin Lin to take charge of management and operation of Long Top and Jin Lin as well as all files, materials, financial documents and on the like.  The Transferor shall not enjoy any right and/or interest as shareholder of Long Top and Jin Lin from the Closing Date because of such Share Transfer, provided that all relevant obligations related to the Share Transfer shall be borne by the Transferor under law and this Agreement.

Article 5  Warrants, Representations and Covenants of the Transferor

5.1

In addition to the information disclosed in this Agreement, the Transferor shall warrant, represent and covenant to the Transferee under terms and conditions stipulated in Exhibit IV, which also constitute the basis for the Transferee to accept such Shares for Transfer.

5.2

The Transferor covenants that the Transferee’s after tax  net income  in 2007 audited by US auditor shall reach RMB7,000,000.  If Long Top and Jin Lin reach the after tax net income target of no less than RMB7,000,000, the Transferee shall pay the shareholders of Long Top and Jin Lin or their designees RMB7,000,000 and shall release 80,661 shares pledge of the Transferor.   The Transferor covenants that the Transferee’s after tax net income in 2008 audited by US auditor shall reach RMB12,000,000.  If Long Top and Jin Lin reach the after tax net income target of no less than RMB12,000,000, the Transferee shall pay the shareholders of Long Top and Jin Lin or their designees RMB12,000,000 and shall release 80,661 shares pledge of the Transferor.  The Transferor covenants that the Transferee’s after tax net income in 2009 audited by US auditor shall reach RMB15,000,000.  If Long Top and Jin Lin reach the after tax net income of no less than RMB15,000,000, the Transferee shall pay the shareholders of Long Top and Jin Lin or their designees RMB15,000,000.  The Transferor covenants that the Transferee’s after tax net income in 2010 which are audited by US Auditor shall reach RMB20,000,000.  If Long Top and Jin Lin reach the after tax net income target of no less than RMB20,000,000, the Transferee shall release 53,774 shares pledge of the Transferor.

Article 6  Warrants, Representations and Covenants of the Transferee and Party C

6.1

The Transferee covenants to keep the organization structure of Long Top and Jin Lin after the Share Transfer, expand its marketing efforts and fully support business development of Long Top and Jin Lin.  The Transferee shall also provide financial support as required by business operation.

6.2

The Transferee undertakes that existing employees of Long Top and Jin Lin shall remain employed as long as that they are willing to stay and their stay will not impede development of the company after the Share Transfer; arrangement of senior management and technical staff and the operation rights and benefits of such persons shall be governed by separate agreements to be entered  after the Share Transfer. In addition, the Transferee covenants that benefits of such persons shall not be lower than their current benefits.

6.3

The Transferee shall provide appropriate operation funds to Long Top and Jin Lin in order to support the Transferor to realize profits after tax for 2008, 2009 and 2010, dates and amounts of providing such funds shall be otherwise stipulated.

6.4

Party C shall file relevant reports with the U.S. Securities and Exchange Committee (“SEC”) according to law and issue shares to the Transferor under Article 3.2.1(2) hereof after the execution of this Agreement.

Article 7 Governing Law

This Agreement shall be governed and construed by rules and laws of Hong Kong.

Article 8  Settlement of Disputes and Agent of  Receiving Legal Procedure Documents

8.1

Any dispute arising out of or relating to this Agreement, shall be settled by friendly negotiation and discussion. If no agreement is reached through friendly negotiation and discussion, such dispute shall be finally arbitrated by Hong Kong International Arbitration Center (HKIAC) in accordance with HKIAC Arbitration Rules then in effect. Unless otherwise provided in the arbitration rules of HKIAC then in effect, the arbitration shall be the sole and exclusive method and procedure of any dispute arising out of or relating to this Agreement.

8.2

The Parties to this Agreement agree that unless not permitted by the applicable laws and rules, the arbitration terms hereto shall be interpreted as and constitute the currently effective arbitration agreement in writing with legal effect, and shall be granted with such effect.  The Parties to this Agreement hereby expressly waive any right of possibly requested local administrative, judicial or alternative dispute settlement methods, as the conditions of any settlement procedure which arising our of this Agreement.

8.3

The Parties to this Agreement expressly represent that the award made according to Article 8 hereof shall be final award binding upon the Parties.  In addition, the Parties to this Agreement hereby waive the right to appeal the award made according to Article 8 hereof.  The Article 8 shall constitute the most comprehensive and exclusive agreement to the extent permitted by the applicable laws.

8.4

(1)

The Transferee irrevocably entrusts BOYU ENTERPRISE CONSULTING CO., LIMITED, whose address is Unit B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong (“Agent”), to receive legal procedure documents and to be on behalf of the Transferee to receive claims arising out of or relevant to the Agreement or the legal procedures in Hong Kong (including but not limited to, claims for reimbursement, summons, arbitration application and arbitration award) (“Legal Procedure Documents”).

(2)

Transferee undertakes to continue to entrust the Agent as the agent of receiving Legal Procedure Documents, in order to on behalf of the Transferee receive Legal Procedure Documents in Hong Kong and immediately notify the Transferor in writing if the Agent or its address is changed.

(3)

The Transferee agrees and confirms that Legal Procedure Documents which have been sent to its Agent shall be deemed as having been sent to any Transferee.

Article 9  Liabilities for Breach of Contract

9.1

If any statement or warrants made by any Party in this Agreement is inaccurate or false, it shall be deemed as breach of contract by the Party.

9.2

Any Party to this Agreement intentionally rescinds that leads to failure of the Share Transfer, it shall be deemed as breach of contract by the Party.

9.3

The breaching party shall, in addition to performance of other obligations under this Agreement, be liable for the non-breaching party for all losses, damages, expenses suffered by the non-breaching party as a result of the  breach.

9.4

If the Transferor intentionally rescinds and as a result, the shares can not be transferred to the Transferee or the shares is forfeited after transfer, the Transferee shall have the right to terminate the Agreement, and the Transferor shall return the share transfer price or the shares to the Transferee and assume liabilities under Article 9.3 of this Agreement.

Article 10  Force Majeure and Change of Circumstances

10.1

If any Party to this Agreement can not perform any part or all of the terms hereto caused directly or indirectly by events such as fire, flood, earthquake or other unforeseeable, unavoidable and/or uncontrollable events, the Party shall be exempted from liabilities to the extent as affected by force majeure.

10.2

If any Party or Parties lose(s) its/their interests under this Agreement because of legislation, or administration order or specific administration act of government, any Party shall have the right to terminate this Agreement and to restore to the conditions before the execution of this Agreement.

10.3

Any Party affected by force majeure shall deliver to the other Party a written notice regarding the occurrence of force majeure within 12 days after the occurrence of such event.

10.4

After the occurrence of force majeure event, the Parties to this Agreement shall immediately consultant and decide whether to delay the performance of this Agreement to a future date agreed by the Parties or to terminate this Agreement.

10.5

If any Party delays or is unable to perform all or part of the terms of this Agreement for more than 30 days as a result of force majeure, the other Party shall have the right to rescind this Agreement, and the Parties shall take all necessary actions to restore the rights and obligations of all Parties to their respective original positions.

Article 11  Miscellaneous

11.1

This Agreement and its related documents contain the entire understanding of the Parties with respect to the Share Transfer, and supersede all prior intention, expression and understanding of the Parties.

11.2

If one or more of the provisions of this Agreement should be held to be illegal, invalid or unenforceable in any respect, the validity, effectiveness and enforceability of other terms of this Agreement shall not be affected or impaired in any way and shall remain in full validity.

11.3

This Agreement shall bind the Parties and their respective successors and assignees. The interests of this Agreement shall be assigned to the Parties hereto and their respective successors and assignees. No Party shall amend, modify or revise this Agreement without written consent of all Parties.

11.4

This Agreement shall be effective upon execution.

11.5

Without written consent of the Parties (such consent shall not be withheld without good reason), the Parties hereto shall not transfer any rights or obligations under this Agreement.

11.6

Each Party shall pay all costs and expenses that it occurs with respect to the negotiation, preparation, execution and performance of the Agreement and the taxes arising from the Share Transfer. The stamp tax and all other tax and expenses arising out of the transfer of Shares for Transfer (including but not limited to, arising out of  in China or in any other areas), shall be borne and paid by the Transferor.

11.7

Unless provided and required by laws, regulations, order or judgments by the competent authorities or courts (including, but not limited to, applicable regulation of securities exchange), without the other Party’s written consent (such consent shall not be withheld without good reason), no Party shall make or distribute any relevant press release or announcement.

11.8

Without the other Party’s written consent, no Party shall disclose the Agreement or any content or material in connection with any transaction of this Agreement, excluding the following disclosures:

(1)

the disclosure is made according to the provisions of applicable laws, regulations and rules (including, but not limited to,  regulations of securities exchange) or requirements of relevant government authorities or supervision authorities, or court orders;

(2)

the disclosure is made to Long Top, Jin Lin, or the competent authorities for examination and approval, or to the banks or professional consultants of the disclosing Party;

(3)

the disclosure is made by the Transferor to the subsidiaries of its parent company or senior management thereof.

11.9

If any term of this Agreement should be held to be illegal, invalid or unenforceable at any time in any respect, other terms of this Agreement shall not be affected or impaired.

11.10

Any notice required to be sent under this Agreement shall be sent in writing. The notice shall be delivered to the following address or fax number or other address or fax number designated by the parties:

(1)

The Transferor:

PENG Qingqing

Address:

Unit B1, 9/F., Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong

Telephone:

(852) 2116-1199

Fax:

(852) 2116-1232

(2)

The Transferee:

CHINA SAFETECH HOLDINGS LIMITED

Address:

Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

Telephone:

(86-755) 8351 0888

Fax:

(86-755) 8351 0815

(3)

Party C:

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Address:

Floor 13, Press Plaza, Shennan Avenue Special Zone, Futian District, Shenzhen

Telephone:

(86-755) 8351 0888

Fax:

(86-755) 8351 0815

11.11

Any notice may be sent by mail with postage pre-paid, personal delivery, courier with good reputation or by facsimile, and shall be deemed as delivered at the following time:

(1)

two days (seven days if sent by airmail with postage prepaid) after post (the date of postmark is the posting date) for those sent by mail with postage prepaid;

(2)

the next business day if sent by fax;

(3)

upon actual receipt by the parties if sent by courier or personal delivery.

Any notice to the Transferee, when properly delivered to any Transferee, shall be regarded as delivered to the other Transferee.

11.12

This Agreement shall be written in Chinese and executed in three copies with each Party holding one copy.

IN WITNESS WHEREOF, this Agreement has been executed by the  Parties on the date first above written and the Parties confirm that the Parties have carefully reviewed and fully understand all the provisions of the Agreement.

The Transferor

PENG Qingqing
Signature: /s/ PENG Qingqing
Place of Signature: Shenzhen

Witness: PENG Yaoguang

The Transferee

TU Guoshen for and on behalf of
CHINA SAFETECH HOLDINGS LIMITED
Signature: /s/ Tu Guoshen
Place of Signature: Shenzhen

Witness: LUO Ganqi

Party C
To execute, chop and deliver
TU Guoshen for and on behalf of
CHINA SECURITY & SURVEILLANCE TECHNOLOGY,  INC.

Place of Signature: Shenzhen

Witness: LUO Ganqi